Exhibit 10.17.2
AMENDMENT 2023-1
TO THE
PENSION PLAN FOR EMPLOYEES OF
AMERICAN WATER WORKS COMPANY, INC.
AND ITS DESIGNATED SUBSIDIARIES
Effective as of 11:59:59 pm Eastern Time on December 31, 2023, the Pension Plan for Employees of American Water Works Company, Inc. and Its Designated Subsidiaries ("Plan") is hereby amended as follows to effectuate the merger of the Shorelands Water Company Co., Inc. Pension Plan (the "Shorelands Pension Plan") into the Plan:
1.Article I of the Plan ("Purpose") is amended to revise the sixth paragraph, which begins "The Plan is now amended and restated to…," in its entirety to read as follows:
"The Plan was previously amended and restated to (1) incorporate prior amendments; (2) to reflect the 12/31/2022 Spinoff; and (3) to make certain clarifying changes."
2.Article I of the Plan ("Purpose") is amended to add a new paragraph immediately before the final paragraph to read as follows:
"Effective as of 11:59:59 pm Eastern Time on December 31, 2023 ("Effective Date"), the Plan was amended to merge the Shorelands Water Company Co., Inc. Pension Plan (the 'Shorelands Pension Plan') into the Plan. In connection with the merger, the Shorelands Pension Plan, as amended and restated effective January 1, 2018, is hereby appended to the Plan. Only those provisions of the Shorelands Pension Plan that relate to eligibility for, and calculation of, benefits under, the Shorelands Pension Plan shall apply on and after the Effective Date including Section 5.13 limiting amounts payable at early retirement. Any other provisions, including but not limited to, those provisions described in Sections 5.7(e)(1) (but only with respect to a Participant’s required beginning date age), 5.8(c) (but only with respect what would have been a deceased Participant’s required beginning date age), 5.10, 5.11 and 5.15, as well as Article II, Article IV and Articles VI through XIII of the Shorelands Pension Plan shall not apply on and after the Effective Date, and the corresponding provision in the Plan shall apply instead."
3.Section 2.1(b) of the Plan ("Actuarial Equivalent") is amended in its entirety to read as follows:
"(b)    'Actuarial Equivalent' means a benefit of equivalent value (A) computed on the basis set out in Tables 2 through 4(a), appended hereto, (B) derived based on interest rates and mortality tables set forth in Table 5 or (C) in any instance in which neither (A) nor (B) applies, based on an assumed interest rate of 8% and using the 1983 Group Annuity Mortality Table (set-back 1 year for Participants and set back 5 years for Contingent Annuitants). For purposes of determining Actuarial Equivalent optional forms of payment for Shorelands Pension Plan participants other than for determining forms subject to requirements of section 417(e)(3) of the Code, the actuarial equivalence basis will be based on an assumed interest rate of 8% and the UP 1984 mortality table. For the purpose of determining lump sum present values, the calculation shall be made using the 'applicable mortality table' under section 417(e)(3)(B) of the Code and shall be based on the 'applicable interest rate' under section 417(e)(3)(C) of the Code for the third calendar month preceding the year during which the Annuity Starting Date occurs (or as otherwise specified in the Plan for calendar years before January 1, 2023); provided, however, that, to the extent that any qualified plan that is merged into or consolidated with the Plan uses a different time for determining the applicable interest rate described in section 417(e)(3) of the Code, to the extent necessary to satisfy the requirements of section 411(d)(6) of the Code and the applicable regulations thereunder, such different time shall be used for the one-year period after the date of merger or consolidation if its use would produce a larger lump sum value."
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IN WITNESS WHEREOF, this Amendment has been executed on the date set forth below.
AMERICAN WATER WORKS COMPANY, INC.
By: /s/ Martin Falkenberg
Martin Falkenberg
SVP, Deputy CHRO
As Member of the Benefits Administration Committee
Date:    ____12/20/2023________________